Exhibit 99.2
Direct Number: (214) 740-8692
email: callison@lockelord.com
February 8, 2008
Belo Corp. and its Board of Directors
400 S. Record Street
Dallas, Texas 75202
Ladies and Gentlemen:
     We have acted as special counsel to Belo Corp., a Delaware corporation (“Distributing”), in connection with the transactions contemplated by the Separation and Distribution Agreement (the “Agreement”), to be entered into by and between Distributing and A. H. Belo Corporation, a Delaware corporation (“Controlled”). At your request, we are rendering our opinion as to certain United States federal income tax consequences of certain transactions (“Transactions”) contemplated by the Agreement and as more specifically described in the Tax Representation Letter dated as of the date hereof and delivered in connection herewith. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Tax Representation Letter.
     In providing our opinion, we have reviewed: (i) the Agreement; (ii) the Tax Matters Agreement to be entered into by and between Distributing and Controlled; (iii) the ruling request relating to certain United States federal income tax consequences filed by Distributing with the Internal Revenue Service on September 21, 2007, in connection with the Transactions contemplated by the Agreement and the supplemental submissions filed in connection therewith on November 2, 2007, December 12, 2007, January 4, 2008, and January 14, 2008 (collectively, the “Request for Rulings”); (iv) the private letter ruling issued to Distributing by the Internal Revenue Service on January 16, 2008, in response to the Request for Rulings (the “Private Letter Ruling”); (v) the registration statement of Controlled on Form 10 and the exhibits thereto, including the information statement sent by Distributing to shareholders of Distributing in connection with the Distribution (collectively, the “Form 10”); (vi) certain resolutions adopted by the Board of Directors of Distributing and Controlled; and (vii) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein.
     For purposes of the opinions set forth below, we have assumed: (i) that the statements and representations contained in the Request for Rulings, the Private Letter Ruling, the Tax Representation Letter, and the Belo Corp. Shareholder’s Tax Certificates delivered by certain significant shareholders of Distributing in connection herewith are true, complete, and correct as

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of the date hereof, subject, in the case of the Request for Rulings and the Private Letter Ruling, to any exceptions thereto set forth in the Tax Representation Letter; (ii) that all statements and representations made to the knowledge or belief of any person or entity or with comparable qualification are true, complete, and correct as if made without such qualification; (iii) that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to the originals; (iv) that the Transactions contemplated by the Agreement will be consummated as described in the Request for Rulings and the Private Letter Ruling, subject to any exceptions thereto set forth in the Tax Representation Letter; (v) that Distributing, Holdings, Belo Investments and Controlled will treat the Spin and Distribution for United States federal income tax purposes in a manner consistent with the opinion set forth below; (vi) that the Form 10, Distributing’s annual report on Form 10-K for its fiscal year ended December 31, 2006, and Distributing’s proxy statement relating to the annual meeting of Distributing held on May 8, 2007, are true, complete, and correct; and (vii) that all applicable tax reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Request for Rulings and the Private Letter Ruling (subject to any exceptions thereto set forth in the Tax Representation Letter), our opinion as expressed below may be adversely affected. Further, we have relied on the Private Letter Ruling in rendering our opinion hereunder.
     Based upon and subject to the foregoing, it is our opinion that, under presently applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder:
1.	The Conversion will be treated as a distribution from Belo Investments to Distributing in complete liquidation of Belo Investments under Section 332 of the Code.

2.	Pursuant to Section 332(a) of the Code, Distributing will not recognize any gain or loss on the Conversion.

3.	Pursuant to Sections 336(d)(3) and 337 of the Code, Belo Investments will not recognize any gain or loss on the Conversion.

4.	Contribution 1 followed by the Spin will constitute a reorganization within the meaning of Section 368(a)(1)(D) of the Code. Holdings and Controlled will each be a “party to a reorganization” under Section 368(b) of the Code.

5.	Pursuant to Section 361(a) of the Code, no gain or loss will be recognized by Holdings upon Contribution 1.

6.	Pursuant to Section 1032(a) of the Code, no gain or loss will be recognized by Controlled upon Contribution 1.

7.	Pursuant to Section 362(b) of the Code, Controlled’s basis in each of the First Contributed Assets received will equal the basis of such asset in the hands of Holdings immediately prior to Contribution 1.

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8.	Pursuant to Section 1223(2) of the Code, Controlled’s holding period in each of the First Contributed Assets received will include the period during which such asset was held by Holdings.

9.	Pursuant to Section 361(c) of the Code, no gain or loss will be recognized by Holdings as a result of the Spin.

10.	Pursuant to Section 355(a)(1) of the Code, no gain or loss will be recognized by (and no amount will be includible in the income of) Distributing upon receipt of Controlled stock in the Spin.

11.	Pursuant to Section 358(a), (b) and (c) of the Code, the aggregate basis of the Holdings and Controlled stock in the hands of Distributing immediately after the Spin will be the same as the aggregate basis of the Holdings stock in the hands of Distributing immediately before the Spin, allocated between the Holdings and Controlled stock in proportion to the fair market value of each in accordance with Treas. Reg. § 1.358-2(a)(2). If the Holdings stock held by Distributing immediately before the transaction has different bases (e.g., shares of stock were acquired at different times and at different prices), the bases of the Holdings blocks of shares will be allocated between the Holdings blocks and the Controlled blocks (block by block allocation).

12.	Pursuant to Section 1223(1) of the Code, the holding period of the Controlled stock in the hands of Distributing will include the holding period of the Holdings shares with respect to which the shares are received, provided the Holdings shares are held as capital assets by Distributing on the date of the Spin.

13.	Earnings and profits will be allocated between Holdings and Controlled in accordance with Section 312(h) of the Code and Treas. Reg. §§ 1.312-10(a) and 1.1502-33.

14.	Contribution 2 followed by the Distribution will constitute a reorganization within the meaning of Section 368(a)(1)(D) of the Code. Distributing and Controlled will each be a “party to a reorganization” under Section 368(b) of the Code;

15.	Pursuant to Section 361(a) of the Code, no gain or loss will be recognized by Distributing upon Contribution 2.

16.	Pursuant to Section 1032(a) of the Code, no gain or loss will be recognized by Controlled upon Contribution 2.

17.	Pursuant to Section 362(b) of the Code, Controlled’s basis in each of the Second Contributed Assets received will equal the basis of such asset in the hands of Distributing immediately prior to Contribution 2.

18.	Pursuant to Section 1223(2) of the Code, Controlled’s holding period in each of the Second Contributed Assets received will include the period during which such asset was held by Distributing.

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19.	Pursuant to Section 361(c) of the Code, Distributing will recognize no gain or loss upon the Distribution except with respect to the deferred intercompany gain that will be required to be recognized as a result of the inclusion of the stock of Belo Investments II, Inc. in Contribution 2.

20.	Pursuant to Section 355(a)(1) of the Code, no gain or loss will be recognized by (and no amount will be includible in the income of) the Distributing shareholders upon receipt of the stock of Controlled in the Distribution.

21.	Any payments of cash in lieu of fractional share interests in Controlled will be treated for federal income tax purposes as if the fractional shares were issued in the distribution and then were redeemed by Controlled. The cash payments will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code. Provided the fractional share interest is a capital asset in the hands of the recipient shareholder, the gain or loss will constitute capital gain or loss subject to the provisions and limitations of Subchapter P of Chapter 1 of the Code. (Rev. Proc. 77-41, 1977-2 C.B. 574).

22.	Pursuant to Section 358(a), (b) and (c) of the Code, the aggregate basis of the Controlled stock and the Distributing stock in the hands of the Distributing shareholders immediately after the Distribution will be the same as the aggregate basis of the Distributing stock held by such shareholders immediately before the Distribution, allocated between the Holdings and Controlled stock in proportion to the fair market value of each in accordance with Treas. Reg. § 1.358-2(a)(2). If a shareholder acquired stock in Distributing at different times and at different prices, the allocation of basis is made block by block.

23.	Pursuant to Section 1223(1) of the Code, each Distributing shareholder’s holding period in the stock of Controlled received in the Distribution will include the holding period of Distributing stock with respect to which the stock is received, provided that the shareholder holds such Distributing stock as a capital asset on the date of the Distribution.

24.	Distributing and Controlled will allocate their earnings and profits, if any, in accordance with Section 312(h) of the Code and Treas. Reg. §§ 1.312-10(a) and 1.1502-33.
     We render no opinion as to the federal income tax consequences of (i) the Transactions under any other provisions of the Code; or (ii) any conditions existing at the time of, or resulting from, the Transactions that are not specifically covered above. We render no opinion concerning the federal income tax consequences of non-arm’s length payments (if any) made in connection with the Transactions or of any internal restructuring that occurred or will occur in connection with the Conversion, Contribution 1, the Spin, Contribution 2 or the Distribution. We render no opinion as to the tax consequences of the Transactions under state, local, or foreign tax laws.
     Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case

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law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Distributing of any such change or inaccuracy that may occur or come to our attention.
     This opinion may not be applicable to holders of shares of Distributing stock who received their stock pursuant to the exercise of employee stock options or otherwise as compensation or who are not citizens or residents of the United States, or the receipt of the stock of Controlled by such holders. As well, this opinion may not be applicable to holders of shares of Distributing stock who are subject to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, or tax-exempt organizations).
     We are furnishing this opinion solely in connection with the Transactions contemplated by the Agreement, and it is not to be relied upon, used, quoted, or otherwise referred to for any other purpose or by any other party without our consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Form 8-K of Distributing or Controlled, or both. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, Locke Lord Bissell & Liddell LLP
By:	/s/ Christopher F. Allison, Jr.
Christopher F. Allison, Jr.